Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-13278) pertaining to the Ultra Petroleum Corp. 2000 Stock Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-132443) pertaining to the Ultra Petroleum Corp. 2005 Stock Incentive Plan,
(3)	Registration Statement (Form S-4 No. 333-199485) of Ultra Petroleum Corp.,
(4)	Registration Statement (Form S-3 Shelf Registration No. 333-200916) of Ultra Petroleum Corp.,
(5)	Registration Statement (Form S-3 Shelf Registration No. 333-202256) of Ultra Petroleum Corp.,
(6)	Registration Statement (Form S-8 No. 333-202307) pertaining to the Ultra Petroleum Corp. 2015 Stock Incentive Plan,
(7)	Registration Statement (Form S-4 No. 333-206679) of Ultra Petroleum Corp., and
(8)	Registration Statement (Form S-3 Shelf Registration No. 333-207028) of Ultra Petroleum Corp.;

of our reports dated February 29, 2016, with respect to the consolidated financial statements of Ultra Petroleum Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty) and the effectiveness of internal control over financial reporting of Ultra Petroleum Corp. included in this Annual Report (Form 10-K) of Ultra Petroleum Corp. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Houston, Texas

February 29, 2016